Media Contact:       Alisha Goff
                                                      503/627-7075
                                                      ALISHA.GOFF@TEKTRONIX.COM
                                                      -------------------------


                                 Analyst Contact:     Sue Kirby
                                                      503/627-6106
                                                      SUE.G.KIRBY@TEKTRONIX.COM



                Tektronix Reports Results for the Fourth Quarter
                          and Full Year of Fiscal 2003

     Q4 Results Reflect Strong Product Demand and Good Operational Execution


BEAVERTON, Ore., June 26, 2003 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $202.3 million and net earnings from continuing operations of $4.3 million or $0.05 per share, for the fourth quarter ended May 31, 2003. This compares with net sales of $202.2 million and net earnings from continuing operations of $6.7 million or $0.07 per share, for the same period a year ago. Excluding business realignment and one-time items, net earnings from continuing operations were $10.0 million or $0.12 per share for the fourth quarter, as compared with $12.7 million or $0.14 per share for the same period last year.

"We delivered solid results in the quarter," said Rick Wills, Tektronix Chairman and CEO. "There was strong demand across our product portfolio - particularly internationally. We believe that the economic environment and our end markets have started to stabilize."

For fiscal year 2003, the company reported net sales of $791.0 million, compared with sales of $810.3 million in fiscal year 2002. Net earnings from continuing operations were $35.1 million, or $0.40 per share for fiscal year 2003. This compares with net earnings from continuing operations of $33.6 million, or $0.36 per share for fiscal year 2002. Excluding business realignment and one-time items, net earnings from continuing operations for fiscal year 2003 were $48.5 million, or $0.56 per share, as compared with $49.2 million, or $0.53 per share for fiscal year 2002.

"We delivered strong results this year, remaining profitable, growing orders and accomplishing critical strategic objectives in an environment that continued to be challenging - these results differentiate Tektronix," said Wills. "One of these objectives,


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Tektronix Fourth Quarter 2003 Results.../2


the acquisition and integration of our joint venture in Japan, exceeded our expectations. By quickly reducing costs, improving sales force effectiveness and leveraging products and technologies for broader market application, we were able to exceed our sales and profitability projections for Japan."

"In addition to increasing our presence in Japan, China was another strategic focus. We opened a new manufacturing facility in Shanghai and began manufacturing our newest value oscilloscopes for worldwide distribution - increasing our sales penetration of these products in China," continued Wills. "Other accomplishments included strengthening our management team - with an emphasis on the sales and marketing area - and strategic divestures of under performing product lines. As we see the environment begin to stabilize, the progress in these areas positions us well as we move into the next fiscal year."

For the first quarter of fiscal 2004, the company expects sales to be approximately flat with the same period a year ago. Earnings per share are expected to be between $0.10 and $0.12, excluding anticipated business realignment and one-time charges of $3.0 - $4.0 million.

"With markets seeming to stabilize in the last several months, we are well positioned to grow our leadership position in our four core product areas and to expand our two emerging product lines. We continue to manage operations to improve profitability and our product and technology engine to drive innovation, which will enable us to see good operating leverage as we see growth," concluded Wills.

Key highlights for the fourth quarter of fiscal 2003 include the following:

      o A high-volume purchase by the China Ministry of Education to place Tektronix oscilloscopes in university labs throughout China, expanding Tektronix' large installed base in universities and bringing the latest digital tools to more students.

      o Several significant orders for mobile protocol test equipment including a major sale of protocol, monitoring and maintenance tools to Advanced Info Service (AIS) PLC, Thailand's leading wireless operator, and a large, multi-unit sale of protocol testers to Taiwan Cellular Corporation (TCC), Taiwan's largest network operator.

      o The opening of the company's newest operation in China, Tektronix (China) Co. Ltd. The new manufacturing facility in Shanghai, currently manufacturing the company's TDS1000/2000 value oscilloscope products, will be used for expansion in China, a growing segment of the test and measurement market.

      o The sale of a high-performance oscilloscope and an array of accessories to National Instruments, including a TDS6604 digital storage oscilloscope, the P7260, the world's fastest single-ended active probe, the P7350 5 GHz differential probe, Jitter Analysis Software, USB 2.0 Compliance Test Package, and other applications. The oscilloscope will be used in the development of Pentium IV-based motherboards and other projects involving advanced technologies.


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Tektronix Fourth Quarter 2002 Results.../3


      o The world's first fully-automated component analog video signal analyzer for high-definition and PC format signals simplifying and standardizing testing and new capabilities for its current digital video test including two new interfaces for the MTX1000 MPEG Recorder and Player, and an HD-SDI Stress Test module for the Tektronix TG2000 Multi-format Video Signal Generator Platform.

      o The sale of the company's optical parametric test product line to Thorlabs, a New Jersey-based maker of photonics products.


Tektronix will be discussing its fourth quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Thursday, July 10, 2003.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items. The schedule provided on page seven reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's expectations as to sales, earnings per share, expenses, including business realignment and one-time charges, market position, new products and expected results of investments in Japan and China) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, including the length and severity of the current downturn, which is unknown, and in particular, the current downturn in the telecommunications industry, including but not limited to the optical segment, which has experienced a more dramatic decline than other industries; the ability to reduce expenditures to adjust to the current downturn while at the same time maintaining the capacity and resources to quickly ramp up if, and when, a recovery occurs; changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; the ability to successfully integrate the Sony/Tektronix acquisition; and, generally, the Company's ability to execute successfully during the current downturn. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.


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Tektronix Fourth Quarter 2003 Results.../4


About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in more than 20 countries worldwide. Tektronix' Web address is www.tektronix.com.


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Tektronix Fourth Quarter 2003 Results.../5

                      Consolidated Statements of Operations
                      -------------------------------------

                                                                 Quarter Ended            Year Ended
                                                             May 31,       May 25,        May 31,       May 25,
(In thousands, except per share amounts)                       2003          2002           2003          2002
                                                               ----          ----           ----          ----
Net sales                                                 $    202,321  $    202,243   $    791,048  $    810,300

Cost of sales                                                   95,672       104,236        385,305       409,676
                                                          ------------  ------------   ------------  ------------

    Gross profit                                               106,649        98,007        405,743       400,624

Research and development expenses                               26,477        24,592        101,137       112,389

Selling, general and administrative expenses                    67,325        55,950        247,605       220,784

Equity in business ventures' loss                                   --           863          2,893         3,971

Gain on sale of Video and Networking Division                       --          (818)            --          (818)

Business realignment costs                                       7,553        10,102         34,551        24,820

Acquisition related costs                                          894            --          3,521            --

Loss on sale of assets                                             696         1,320            108         5,808
                                                          ------------  ------------   ------------  ------------

    Operating income                                             3,704         5,998         15,928        33,670

Non-operating income, net                                        2,553         4,284         17,377        17,955
                                                          ------------  ------------   ------------  ------------

   Earnings before taxes                                         6,257        10,282         33,305        51,625

Income tax (benefit) expense                                     2,002         3,599         (1,843)       18,069
                                                          ------------  ------------   ------------  ------------

   Net earnings from continuing operations                       4,255         6,683         35,148        33,556

Discontinued operations:

  Gain (loss) on sale of VideoTele.com (less applicable
     income tax benefit of $70, $0, $344 and $0)                  (130)           --           (639)           --

  Loss from operations of VideoTele.com
     (less applicable income tax benefit of
     $0, $670, $1,413 and $1,007)                                   --        (1,245)        (2,624)       (1,869)

  Loss on sale of optical parametric test business
     (less applicable income tax benefit of $938,
     $0, $9,222 and $0)                                         (1,743)           --        (17,127)           --

  Loss from operations of optical parametric test
     business (less applicable income tax benefit of $364,
     $111, $1,376 and $111)                                       (676)         (206)        (2,556)         (206)

  Income (loss) from operations of Gage (less
      applicable income tax (expense) benefit of ($38),
      $253, $508 and $554)                                          71          (469)          (943)       (1,029)

  Impairment of net assets of Gage (less applicable
      income tax benefit of $1,174, $0, $1,174 and $0           (2,180)           --         (2,180)           --

  Gain on sale of Color Printing and Imaging division
     (less applicable income tax expense of $1,750,
     $700, $8,750 and $1,204)                                    3,250         1,300         16,250         2,237
                                                          ------------  ------------   ------------  ------------

Net earnings                                              $      2,847  $      6,063   $     25,329  $     32,689
                                                          ============  ============   ============  ============

Earnings per share from continuing
  operations - basic                                      $       0.05  $       0.07   $       0.40  $       0.37

Earnings per share from continuing
  operations - diluted                                    $       0.05  $       0.07   $       0.40  $       0.36

Loss per share from discontinued
  operations - basic and diluted                          $      (0.02) $      (0.01)  $      (0.11) $      (0.01)

Earnings per share - basic                                $       0.03  $       0.07   $       0.29  $       0.36
Earnings per share - diluted                              $       0.03  $       0.07   $       0.29  $       0.35

Weighted average shares outstanding - basic                     84,886        90,869         87,105        91,439
Weighted average shares outstanding - diluted                   85,251        91,779         87,367        92,263


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Tektronix Fourth Quarter 2003 Results.../6

                           Consolidated Balance Sheets
                           ---------------------------

(In thousands)                                                   May 31, 2003                  May 25, 2002
                                                                 ------------                  ------------
ASSETS
  Current assets:
    Cash and cash equivalents                              $              190,387        $              260,773
    Short-term marketable investments                                     106,369                       193,644
    Trade accounts receivable, net                                        100,334                        94,309
    Inventories                                                            92,868                       114,524
    Assets of discontinued operations                                       7,938                        49,674
    Other current assets                                                   90,408                        69,552
                                                           ----------------------        ----------------------
      Total current assets                                                588,304                       782,476

  Property, plant and equipment, net                                      127,985                       130,567
  Long-term marketable investments                                        415,606                       301,104
  Deferred tax assets, net                                                144,134                        64,522
  Other long-term assets                                                  115,273                       105,520
                                                           ----------------------        ----------------------
      Total assets                                         $            1,391,302        $            1,384,189
                                                           ======================        ======================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable and accrued liabilities               $              101,753        $              155,036
    Accrued compensation                                                   58,193                        56,940
    Current portion of long-term debt                                      56,584                        41,765
    Deferred revenue                                                       19,551                        16,808
    Liabilities of discontinued operations                                    651                         3,119
                                                           ----------------------        ----------------------
      Total current liabilities                                           236,732                       273,668

  Long-term debt                                                           55,002                        57,300
  Other long-term liabilities                                             320,342                       126,027

Shareholders' equity:
  Common stock                                                            223,233                       231,035
  Retained earnings                                                       707,191                       774,282
  Accumulated other comprehensive loss                                   (151,198)                      (78,123)
                                                           ----------------------        ----------------------
    Total shareholders' equity                                            779,226                       927,194
                                                           ----------------------        ----------------------
    Total liabilities and shareholders' equity             $            1,391,302        $            1,384,189
                                                           ======================        ======================

  Shares outstanding                                                       84,844                        90,509


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Tektronix Fourth Quarter 2003 Results.../7
Selected Additional Financial Data

                                                            Quarter Ended                                      Year Ended
(Dollars in thousands,               %               May 31,              May 25,         %            May 31,            May 25,
except per share amounts)          Growth             2003                 2002         Growth          2003               2002
                                  --------          ---------            ---------     --------       ---------          ---------
Product Orders and Sales Data:
Orders                                 16%    $           204,500    $       176,500        9%     $      750,300    $      687,400
  U.S.                                 (3%)                83,400             86,100       (0%)           301,200           302,100
  International                        34%                121,100             90,400       17%            449,100           385,300

Net Sales                               0%    $           202,321    $       202,243       (2%)    $      791,048    $      810,300
  U.S.                                (21%)                78,003             98,737      (15%)           332,710           393,010
  International                        20%                124,318            103,506       10%            458,338           417,290

------------------------------------------------------------------------------------------------------------------------------------

Effect of Business Realignment and One-Time Items:

Net earnings from continuing operations       $             4,255    $         6,683               $       35,148    $       33,556
  Business realignment costs                                7,553             10,102                       34,551            24,820
  Acquisition related costs                                   894                 --                        3,521                --
  Gain on sale of Video and Networking Division                --               (818)                          --              (818)
  Tax effect of above items                                (2,703)            (3,249)                     (12,183)           (8,401)
  Reversal of tax reserve                                      --                 --                      (12,500)               --
                                              -------------------    ---------------               --------------    --------------
Net income excluding business realignment
   and one-time items                         $             9,999    $        12,718               $       48,537    $       49,157

Diluted earnings per share excluding business
   realignment and one-time items            $              0.12    $          0.14               $         0.56    $         0.53

------------------------------------------------------------------------------------------------------------------------------------

Income Statement Items as a Percentage of Net Sales:

Cost of sales                                                 47%                51%                          49%               51%
Research and development expenses                             13%                12%                          13%               14%
Selling, general and administrative expenses                  33%                28%                          31%               27%
Equity in business ventures' loss                              0%                 0%                           1%                0%
Business realignment costs                                     4%                 5%                           4%                3%
Loss on sale of assets                                         1%                 1%                           0%                1%
Operating income                                               2%                 3%                           2%                4%

------------------------------------------------------------------------------------------------------------------------------------

Capital Expenditures and Depreciation:

Capital expenditures                          $             5,582    $         3,427               $       17,153    $       14,539
Depreciation and amortization expense         $             7,566    $         9,149               $       33,672    $       39,597

------------------------------------------------------------------------------------------------------------------------------------

                                                    Year Ended           Year Ended
                                                   May 31, 2003         May 25, 2002
                                                  --------------       --------------
Balance Sheet:

Cash and Marketable Investments:
  Cash and cash equivalents                   $           190,387    $       260,773
  Short-term marketable investments                       106,369            193,644
  Long-term marketable investments                        415,606            301,104
                                              -------------------    ----------------
    Cash and Marketable Investments           $           712,362    $       755,521

Accounts receivable as a percentage
  of net sales                                              12.3%              14.0%
Days sales outstanding                                       47.0               42.4
Average days sales outstanding                               45.6               50.8

Inventory as a percentage of net sales                      13.1%              16.0%
Inventory turns                                               3.7                3.2

------------------------------------------------------------------------------------------------------------------------------------

                                       ###